EXHIBIT 60


                                                         Milan, January 23, 2004



Messrs. HOPA S.p.A.
Holding of Corporate Participations

Corso Zanardelli, 32
25121 Brescia


We transcribe in full the text of your letter received today in token of acceptance:

                                      * * *

"Messrs.

OLIMPIA S.P.A.
PIRELLI & C. S.P.A.
BANCA INTESA S.P.A.
UNICREDITO ITALIANO S.P.A.
EDIZIONE FINANCE INTERNATIONAL S.A.
EDIZIONE HOLDING S.P.A. (AS GUARANTOR OF THE OBLIGATIONS OF EDIZIONE FINANCE INTERNATIONAL S.A.)
c/o
OLIMPIA S.P.A.
Viale Sarca, 222
20100 Milan
Attn: President

Brescia, January 8, 2004

BY MAIL
FIRST SENT BY FAX TO NO. 02 8535 4469

RE:        MODIFICATION AGREEMENT OF THE CONTRACT EXECUTED ON FEBRUARY 21, 2003

           Dear Sirs,

           We are referring to the Contract executed on February 21, 2003 by the undersigned company, as party of the first part, and Olimpia S.p.A., Pirelli S.p.A. (now Pirelli & C. S.p.A.), Banca Intesa S.p.A., Unicredito Italiano S.p.A., Edizione Finance International S.A., as party of the second part (hereinafter the "CONTRACT").

           Following our discussions, we are transmitting below the draft text of the modification agreement of the provisions of the Contract, according to the terms and conditions below.

                                    * * * * *

                             MODIFICATION AGREEMENT
                             ----------------------

                                     BETWEEN
                                     -------

PIRELLI & C. S.P.A., headquartered in Milan, Via G. Negri, 10, capital Euro 1,799,399,399.20, recorded with the Register of Companies of Milan under No., taxpayer code and VAT code 00860340157, in the person of the Chairman of the Board of Directors, Dr. Marco Tronchetti Provera, who has the necessary powers;

EDIZIONE FINANCE INTERNATIONAL S.A., headquartered at Place d'Armes, 1, L-1136, Luxembourg, capital Euro 1,000,000.00, recorded with the Chamber of Commerce of Luxembourg under number B77504, in the person of Dr. Sergio De Simoi and Dr. Gustave Stoffel, who have the necessary powers pursuant to the bylaws;

BANCA INTESA S.P.A. (FORMERLY INTESA BCI S.P.A.), headquartered in Milan, Piazza Paolo Ferrari 10, General Management Via Monte di Pieta 8, capital Euro 3,561,062,849.24, registration number with the Register of Companies of Milan, taxpayer code 00799960158, VAT code 108107000152, in the person of Dr. Gaetano Micciche, who has the necessary powers;

UNICREDITO ITALIANO S.P.A., headquartered in Genoa, via Dante 1, Central Management in Milan, Piazza Cordusio, capital Euro 3,148,070,110.00, registration number with the Register of Companies of Genoa, taxpayer code and VAT code 00348170101, in the person of Dr. Alessandro Profumo, who has the necessary powers; and

OLIMPIA S.P.A., headquartered in Milan, viale Sarca 222, capital Euro 2,630,233,510.00, registration number with the Register of Companies of Milan, taxpayer code and VAT code 03232190961, in the person of Dr. Marco Tronchetti Provera, who has the necessary powers;

                                                     - party of the first part -

                                       AND

HOPA S.P.A., headquartered in Brescia, Corso Zanardelli 32, capital Euro 709,800,000.00, registration number with the Register of Companies of Brescia, taxpayer code and VAT code 03051180176, in the person of Dr. Emilio Gnutti, who has the necessary powers under the decision of the Board of Directors of December 17, 2002;
                                                    - party of the second part -

                                       AND

EDIZIONE HOLDING S.P.A., headquartered in Treviso, Calmaggiore 23, capital Euro 47,160,256.00, recorded with the Register of Companies of Treviso under number 13945, taxpayer code and VAT code 00778430264, in the person of the Chairman of the Board of Directors, Dr. Gilberto Benetton, who has the necessary powers pursuant to the bylaws;

                         - as guarantor of the obligations of Edizione Finance -


                                    RECITALS

(a) On February 21, 2003, the Parties, taking into account the participation situations of each of them as of that date in the then called Olivetti group, executed a Contract in order to form a partnership with strategic purposes so as to maximize the creation of value for their respective shareholders, agreeing:

     (i) that Hopa would enter the capital of Olimpia by merger of Holy into Olimpia and that the latter would be attributed, for this purpose, a certain number of Olivetti Shares; and

     (ii) to formalize the para-corporate understandings designed to govern the relationships between the Parties in their respective capacities of partners of Olimpia and Holinvest, following their respective contributions, as of the date of the Contract, as agreed between the Parties;

(b) Pursuant to the terms and conditions in paragraphs 3.01 (f) and 4.01 (iii) of the Contract, the Parties undertook to cause the number of the Olivetti Shares and/or Olivetti Instruments and/or Financial Instruments held, as of the date of the Contract, overall, by Olimpia, the Current Olimpia Partners, Hopa, Holinvest, Holy, the other Hopa Affiliates and the Hopa Parent Companies to never be such as to exceed the threshold referred to in paragraph 4.01 (iii) of the Contract;

(c) For the correct performance of the commitments cited in the above recital, the Parties had agreed inter alia:

     (i) on the right to hold certain quantities of Olivetti Shares and/or Olivetti Instruments and/or Financial Instruments as indicated in articles III and IV of the Contract;

     (ii) referring to the Current Olimpia Partners and to Hopa, certain stand still obligations, pursuant to paragraph 6.05 of the Contract (hereinafter the "STAND STILL OBLIGATIONS"); and

     (iii) referring exclusively to Hopa, certain lock-up obligations pursuant to paragraph 7.02 of the Contract (hereinafter "LOCK-UP Obligations");

(d) Following the perfecting of the merger by incorporation of Telecom into Olivetti, in force from August 4, 2003 (hereinafter the "OLIVETTI Merger"), and the consequent modification of the corporate holdings owned respectively by Olimpia, the Current Olimpia Partners, Hopa, Holinvest, Holy, the other Hopa Affiliates and the Hopa Parent Companies in Olivetti's capital arising from the Olivetti Merger, Hopa requested and the other Parties indicated that they are willing to derogate - partially and limited to Hopa - to the application of the Lock-up and Stand Still Obligations, under the terms and conditions set forth in this modification agreement (hereinafter the "MODIFICATION AGREEMENT");

(e) All the terms indicated in this Modification Agreement with initial capital letter are intended to have the same meaning attributed to them in the Contract, unless otherwise indicated.

                              WITH THESE RECITALS,
WHICH ARE AN INTEGRAL AND SUBSTANTIAL PART OF THIS MODIFICATION AGREEMENT, IT IS STIPULATED AND AGREED AS FOLLOWS:

                                    Article I
             MODIFICATION OF THE STAND STILL AND LOCK-UP OBLIGATIONS
             -------------------------------------------------------

The Parties agree that, in express derogation to paragraphs 6.05 (a), 7.02 (a) and 7.02 (c) of the Contract, Hopa has the right to exchange or to cause exchange, directly or through one of its Affiliates, with Nexgen Capital Limited, an Irish company with headquarters at 25/28 North Wall Quay, Dublin, Ireland, under the terms and conditions agreed upon with it:

     (i) No. 973 financial instruments (Equity Linked Notes) indexed to the price trend of 486,500,000 Olivetti Shares issued by CDC IXIS Capital Market with the characteristics indicated in Addendum 1.44 of the Contract; with

     (ii) No. 229,411,021 Telecom Shares, as they result from the exchange with the Olivetti Shares carried out following the Olivetti Merger.

                                   Article II
                      VALIDITY OF THE SUBSEQUENT AGREEMENTS
                      -------------------------------------

2.01 Taking into account that all the provisions of the Contract had been executed between the Parties with reference to participation situations, in the then so-called Olivetti group, directly and/or indirectly managed by it as of the date of the Contract, the Parties agree and give mutual note that the derogation to the provisions of the Contract referred to in Article I above has been agreed upon by Hopa exclusively with reference to the perfecting of the exchange operation above and limited to its effects.
2.01 [sic] Furthermore, the Parties agree that in the aspects not expressly derogated or established in this Modification Agreement, any other provision of the Contract remains fully valid and produces all its effects between the Parties, in the terms and conditions agreed upon on February 21, 2003, including the provisions of Articles XI, XII and XIII of the Contract.

-----------------------------            -----------------------------------
PIRELLI & C. S.P.A.                      EDIZIONE FINANCE INTERNATIONAL S.A.

-----------------------------            -----------------------------------
BANCA INTESA S.P.A.                      UNICREDITO ITALIANO S.P.A.

-----------------------------            -----------------------------------
OLIMPIA S.P.A.                            HOPA S.P.A.

In the capacity of guarantor of the obligations of Edizione Finance International S.A.:

------------------------
EDIZIONE HOLDING S.P.A.

                                    * * * * *


           Whenever the text of the above Modification Agreement reflects the understandings reached by the Parties to the Contract (as defined therein), please transcribe such text and transmit it to us initialed on every page and signed by the Parties in token of full and irrevocable acceptance.

           Best regards.

           Signed           Hopa S.p.A."

                                      * * *

We confirm that we accept all of the above.
Best regards.


  --------------------------------          ------------------------------------
  PIRELLI & C. S.P.A.                       EDIZIONE FINANCE INTERNATIONAL S.A.

  --------------------------------          ------------------------------------
  BANCA INTESA S.P.A.                       UNICREDITO ITALIANO S.P.A.

  --------------------------------
  OLIMPIA S.P.A.

In the capacity of guarantor of the obligations of Edizione Finance International S.A.:

-------------------------
EDIZIONE HOLDING S.P.A.